Exhibit 10.3

REORGANIZATION AGREEMENT AND PLAN OF SHARE EXCHANGE

This REORGANIZATION AGREEMENT AND PLAN OF SHARE EXCHANGE (this “Agreement”), dated as of July 22, 2021, is entered into by and among La Rosa Coaching, LLC, a Florida limited liability company (“Coaching”), La Rosa CRE LLC, a Florida limited liability company (“CRE”), La Rosa Franchising, LLC, a Florida limited liability company (“Franchising”), La Rosa Property Management LLC, a Florida limited liability company (“Property Management”), La Rosa Realty, LLC, a Florida limited liability company (“Realty”), La Rosa Holdings Corp., a Nevada corporation (the “Holding Company”), and Joseph La Rosa, a resident of the State of Florida (“Mr. La Rosa”). Each of Coaching, CRE, Franchising, Property Management and Realty and the Holding Company and Mr. La Rosa is a “party” to this Agreement, and one of more of them are the “parties” hereto as the context may require.

RECITALS:

A.    Franchising is the sole, one hundred percent (100%) owner of the member interests in Coaching, CRE, and Property Management.

B.    Mr. La Rosa and Franchising are the one hundred percent (100%) owners of the member interests in Realty.

C.    Mr. La Rosa is the sole, one hundred percent (100%) owner of the member interests in Franchising.

D.    Mr. La Rosa owns thirty million (30,000,000) shares of the common stock, $0.0001 par value per share (“Holding Company Common Stock”), of the Holding Company. Prior to the Effective Date, Mr. La Rosa is the sole stockholder of the Holding Company.

E.    The Holding Company is a corporation duly organized under the laws of the State of Nevada, having its principal executive offices in Celebration, Florida. Immediately prior to the Effective Date of the Share Exchange (as such terms are defined below), the Holding Company will have authorized sixty million (60,000,000) shares Common Stock, of which thirty million (30,000,000) shares are owned by Mr. La Rosa, and ten million (10,000,000) shares of preferred stock, $0.0001 par value per share (“Preferred Stock”), none of which have been issued.

F.    The Board of Directors of the Holding Company and the members of Coaching, CRE, Franchising, Property Management and Realty (the “LLCs”) desire to establish a holding company structure pursuant to which each of the LLC’s will become a wholly-owned subsidiary of the Holding Company.

G.    The Board of Directors of the Holding Company, and the managers of the LLCs, have each deemed advisable and unanimously recommended and approved by all necessary corporate and limited liability company action, this share exchange transaction among each of the LLCs and the Holding Company (the “Share Exchange”) and this Agreement in order to establish the holding company structure and the Holding Company and each of the LLCs have approved this Agreement and authorized its execution and delivery.

H.    The sole stockholder of the Holding Company and the holders of one hundred percent (100%) of the member interests in each of the LLCs have unanimously approved the Share Exchange and this Agreement.

I.     The parties intend that the Share Exchange shall qualify as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended.

In consideration of the mutual agreements and premises set forth herein, the LLCs and the Holding Company hereby enter into this Agreement and prescribe the terms and conditions of the Share Exchange and the mode of carrying it into effect as follows:

Reorganization Agreement and Plan of Share Exchange	1

ARTICLE I

TERMS OF THE SHARE EXCHANGE

1.1       Share Exchange. (a) On the Effective Date, one hundred percent (100%) of the member interests of each of the LLCs issued and outstanding immediately prior to the Effective Date shall be automatically converted into and exchanged for, without any action on the part of the holder, one (1) share (or share fraction) of Holding Company Common Stock, pursuant to a statutory share exchange under Nevada law (Nevada Revised Statutes (“NRS”) Section 92A.110, et seq.) and under Florida law (Florida Statutes Section 607.1102 et seq.) and with the effect of NRS Section 92A.250 and of Florida Statutes Section 607.1106 (the “Share Exchange”).

(b)       As of the Effective Date, as a result of the Share Exchange, Franchising shall be the holder of three and one half (3.5) shares of Holding Company Common Stock and Mr. La Rosa shall be the holder of one and one half (1.5) shares of Holding Company Common Stock (not including shares of Holding Company Common Stock that he owned prior to the Effective Date). As the second step of the Share Exchange, the three and one half (3.5) shares of Holding Company Common Stock held by Franchising and the one and one half (1.5) shares of Holding Company Common Stock held by Mr. La Rosa will automatically be redeemed by the Holding Company on the Effective Date at $1.00 per share (or fraction thereof) (“Per Share Redemption Price”). Consequently, as a result of the Share Exchange, on the Effective Date: (i) Mr. La Rosa will be the sole stockholder of the Holding Company, and the Holding Company will have thirty million (30,000,000) shares of common stock issued and outstanding and owned by Mr. La Rosa; and (ii) each holder of a member interest in each of the LLCs will cease to be a member of each such LLC and the ownership of one hundred percent (100%) of the member interests in each of the LLCs shall automatically vest in the Holding Company and each LLC will continue in existence as a direct, wholly-owned limited liability company subsidiary of the Holding Company.

(c)       As a result of the Share Exchange, the respective articles of organization and operating agreements of each of the LLCs, except for the admission of the Holding Company as the sole member and the termination of the member interests of the current members, will not be changed and will continue in full force and effect. The articles of incorporation, bylaws, names, offices, corporate identity, and officers and directors of the Holding Company will not be changed as a result of the Share Exchange.

1.2       Non-Exercise of Appraisal Rights. The members of the LLCs have waived any rights that they may have to the appraisal of their member interests, and by their signatures on this Agreement, hereby voluntarily agree not to ever exercise their appraisal rights as set forth in Florida Statutes 605.1006 and, to the fullest extent permitted by applicable law, hereby waive any rights (statutory or otherwise) to dissent from the Share Exchange and seek the appraisal of the fair value of their respective member interests in the LLCs and to have such fair value paid to them in cash in lieu of the terms of this Agreement. If such waiver is determined to be invalid under Florida law, then the Holding Company agrees to to pay to any members of the acquired entity with appraisal rights the amount to which such members are entitled under the Florida Revised Limited Liability Company Act Sections 605.1006 and 605.1061-605.1072.

1.3       No Exchange of Holding Company Common Stock Certificates. As a consequence of the immediate redemption of the shares of the Holding Company Common Stock by the Holding Company on the Effective Date, the parties hereto hereby waive any requirement that the Holding Company issue and deliver shares of Holding Company Common Stock on the Effective Date. The Holding Company shall pay the Per Share Redemption Price to the members of the LLCs and to Mr. La Rosa within ten (10) Business Days after the Effective Date. For purposes of this Agreement, a “Business Day” is any day other than a Saturday, Sunday or Federal holiday.

1.4       Sole Rights. On the Effective Date, the members of the LLCs who held any certificate or book entry that formerly represented member interests in the LLCs outstanding on the Effective Date shall cease to have any rights with respect to said member interests, and their sole rights shall be with respect to the Per Share Redemption Price into which their member interests shall have been ultimately converted by the Share Exchange.

ARTICLE II
TERMINATION

2.1       Termination. This Agreement may be terminated at any time prior to the Effective Date at the election of either the LLCs on the one hand, or the Holding Company on the other hand, in their sole discretion, by written notice to the other parties. This Agreement may also be terminated at any time prior to the Effective Date by the mutual consent of the respective parties.

Reorganization Agreement and Plan of Share Exchange	2

2.2       No Further Obligation. Upon termination for any reason, this Agreement shall be void and of no further effect, and there shall be no liability by reason of this Agreement or the termination thereof on the part of any of the parties hereto or their respective managers, directors, officers, employees, agents or stockholders.

ARTICLE III

EFFECTIVE DATE OF SHARE EXCHANGE

Upon satisfaction of the requirements of applicable law, the Share Exchange shall become effective on the date and time shown on the Articles of Exchange accepted for filing by the Secretary of State of the State of Nevada (the “Effective Date”). The rights of all parties resulting from the Share Exchange shall be determined as of the Effective Date.

ARTICLE IV
MISCELLANEOUS

4.1       Waiver. Any of the terms or conditions of this Agreement that may legally be waived may be waived in writing at any time by any party which is entitled to the benefit thereof.

4.2       Amendment. Any of the terms or conditions of this Agreement may be amended or modified in whole or in part at any time, to the extent permitted by applicable law, by an amendment in writing.

4.3       Controlling Law. All questions concerning the validity, operation and interpretation of this Agreement and the performance of the obligations imposed upon the parties hereunder shall be governed by the laws of the State of Nevada, without taking into account provisions regarding choice of law.

4.4       Costs and Expenses. The LLCs shall pay all costs and expenses incurred by them and the Holding Company in connection with this Agreement and the transactions contemplated hereunder.

4.5       Recitals. The Recitals shall be incorporated into the body of this Agreement.

4.6       Severability. Any provision hereof prohibited by or unlawful or unenforceable under any applicable law or any jurisdiction shall as to such jurisdiction be ineffective, without affecting any other provision of this Agreement, or shall be deemed to be severed or modified to conform with such law, and the remaining provisions of this Agreement shall remain in force; provided that the purpose of the Agreement can be effected. To the fullest extent, however, that the provisions of such applicable law may be waived, they are hereby waived, to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

4.7       Entire Agreement. This Agreement represents the entire agreement among the parties respecting the transactions contemplated hereby, and all understandings and agreements heretofore made among the parties hereto are merged in this Agreement, which shall be the sole expression of the agreement of the parties respecting the Share Exchange. Each party to this Agreement acknowledges that, in executing and delivering this Agreement, it has relied only on the written representations and promises of the other parties hereto that are contained herein and has not relied on the oral statements of any other party or its representatives.

4.8       Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall be deemed to constitute one and the same instrument. Electronic or pdf copies of the whole Agreement shall be deemed to be the same as an original for all purposes.

Reorganization Agreement and Plan of Share Exchange	3

4.9       Assignment; Binding on Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but shall not be assigned by any party without the prior written consent of the other parties. Nothing contained in this Agreement, express or implied, is intended to confer upon any persons, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

4.10       Nonsurvival. The representations, covenants and agreements of the parties contained in this Agreement shall terminate on the Effective Date.

[SIGNATURES APPEAR ON THE NEXT PAGE]

Reorganization Agreement and Plan of Share Exchange	4

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

LA ROSA COACHING, LLC

By:	/s/ Joseph La Rosa
Joseph La Rosa
Manager

LA ROSA CRE LLC

By:	/s/ Joseph La Rosa
Joseph La Rosa
Manager

LA ROSA FRANCHISING, LLC

By:	/s/ Joseph La Rosa
Joseph La Rosa
Manager

LA ROSA PROPERTY MANAGEMENT LLC
By: La Rosa Franchising

By:	/s/ Joseph La Rosa
Joseph La Rosa
Manager

LA ROSA REALTY, LLC

By:	/s/ Joseph La Rosa
Joseph La Rosa
Manager

LA ROSA HOLDINGS CORP

By:	/s/ Joseph La Rosa
Joseph La Rosa
President

JOSEPH LA ROSA

By:	/s/ Joseph La Rosa
Joseph La Rosa

Reorganization Agreement and Plan of Share Exchange	5